UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200
San Diego CA  92121

(Address of principal executive offices, including zip code)

(833) 277-3247

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, Daniel Claycamp was appointed chief operating officer of the registrant. In connection with his appointment, the registrant and Mr. Claycamp have entered into a consulting agreement, wherein the registrant has agreed to pay to Mr. Claycamp an hourly salary of $125 an hour until a material financing has been completed by the registrant, at which time, the registrant will pay to Mr. Claycamp a base salary of US$240,000 in the first year and shall increase incrementally in subsequent years. Mr. Claycamp shall receive an allocation of 1,250,000 Options or Common Shares. The first issuance of 250,000 will be payable upon execution of this agreement. The balance of 1,000,000 shares will be placed in escrow and of which 250,000 will be issued on January 1st of each calendar year.  The agreement is for a term of 6 months and can be renewed for 5 years.

Daniel Claycamp – Chief Operating Officer

Mr. Dan Claycamp, current President of DLC Process Consulting, LLC, past Vice President of Operations for GenCanna Global USA is an expert in hemp oil extraction, refinement, and crystallization of CBD isolate, and remediation technology. Mr. Claycamp is a veteran of the hemp and grain processing industry, with over 34 years of experience in all areas of design, engineering, construction, operations, and management. Mr. Claycamp is a graduate of Kansas State University, with Bachelor of Science degrees in Milling Science and Management. Mr. Claycamp has held senior management positions at top milling companies including Quaker Oats, Bunge, SEMO Milling, Didion Milling, and United Maize. Dan has a strong background in hemp oil extraction, refinement, purification, ethanol extraction, and drying technologies.

Dan has been crucial in the progressive management and development of fractionation technology, including intellectual property development with super critical CO2 technology. To date, Dan has worked with a team to file 7 US patents.

Mr. Claycamp is currently a board member and director for Greenspot Biomedical located in Peru, board member and director for MOR Health Inc located in Jackson TN, board member and director for Liv MOR Systems located in Palm Springs, CA and has been a member of the Iowa Renewable Fuels Association, Illinois Corn Growers and Marketing Board, International Association of Operative Millers, and Renewable Fuels Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: February 18, 2021	By:	/s/ Kermit Harris
Kermit Harris
President

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